THIRD AMENDED BYLAWS
of
Unifoil Holdings, Inc.

ARTICLE I
SHAREHOLDERS

Section 1. Annual Meeting. An annual meeting shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

Section 2. Special Meetings. Special meetings of the shareholders may be requested by the President, the Board of Directors, or the holders of a majority of the outstanding voting shares.

Section 3. Notice. Written notice of all shareholder meetings shall be provided under this section or as otherwise required by law. The Notice shall state the place, date, and hour of meeting, and if for a special meeting, the purpose of the meeting. Such notice shall be mailed to all shareholders of record at the address shown on the corporate books, at least 10 days prior to the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail, properly addressed, with postage prepaid.

Section 4. Place of Meeting. Shareholders meetings shall be held at the corporation's principal place of business unless otherwise stated in the notice.

Section 5. Quorum. A majority of the outstanding voting shares, whether represented in person or by proxy, shall constitute a quorum at a shareholders meeting. In the absence of a quorum, a majority of the represented shares may adjourn the meeting to another time without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.

Section 6. Action by Written Consent. Any action required to be taken, or which may be taken, at a shareholders meeting, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the shareholders who own all of the shares entitled to vote with respect to the subject matter of the vote and such written consent is filed with the shareholder minutes of the Corporation.

Section 7. Voting of Shares by Certain Holders. Shares standing in the name of

another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

ARTICLE II
DIRECTORS

Section 1. Number of Directors. The corporation shall be managed by a Board of Directors consisting of 3 director(s).

Section 2. Election and Term of Office. The directors shall be elected at the annual shareholders meeting. Each director shall serve a term of one year(s), or until a successor has been elected and qualified.

Section 3. Quorum. A majority of directors shall constitute a quorum.

Section 4. Adverse Interest. In the determination of a quorum of the directors, or in voting, the adverse interest of a director shall not disqualify the director or invalidate his or her vote.

Section 5. Regular Meeting. An annual meeting shall be held, without notice, immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.

Section 6. Special Meeting. Special meetings may be requested by the President, Executive Vice-President, or any two directors by providing five days' written notice by ordinary United States mail, effective when mailed.

Section 7. Action by Written Consent. Any action required to be taken at a meeting of Directors, or any action which may be taken at a meeting of Directors or of a committee of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all of the Directors or all of the members of the committee of Directors, as the case may be, and such written consent is filed with the minutes of the Board of Directors or the committee.

Section 8. Removal / Vacancies. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose. Any vacancy that occurs on the Board of Directors, whether by death, resignation, removal or any other cause, may be filled by the remaining directors. A director elected to fill a vacancy shall serve the remaining term of his or her predecessor, or until a successor has been elected and qualified.

Section 9. Committees. To the extent permitted by law, the Board of Directors may by resolution appoint from its members a committee or committees, temporary or permanent, and designate by resolution the duties, powers and authorities of such committees with the exception of any authority the delegation of which is prohibited by N.J.S.A. Section 14A:6-9. Actions taken at a meeting of any such committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the next meeting of the Board of Directors is held within two (2) days after the committee meeting at which such action is taken, such report shall, if not made at such next meeting of the Board of Directors, be made to the Board of Directors at its second meeting following such committee meeting. The participation of directors with the majority of the votes of a committee shall constitute a quorum of that committee for the transaction of business. Any action approved by a majority of the votes of directors of a committee present at a meeting of that committee at which a quorum is present shall be the act of the committee unless the New Jersey Business Corporation Act requires a greater proportion. Further, the Board of Directors may by resolution create advisory committees including or consisting of individuals who are not directors or provide for non-director advisory members of committees of the Board of Directors

Section 11. Compensation. By resolution of the Board of Directors, each director, each advisory member of a Board of Directors committee, and each advisory committee member may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, advisory committee, and/or any committee of the Board of Directors. By resolution of the Board of Directors, each director and each advisory committee member may also be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors, advisory committee, and/or committee of the Board of Directors. No such payment shall preclude any director or advisory committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III
EXECUTIVE OFFICERS

Section 1. Number of Officers. The officers of the corporation shall be a President, an Executive Vice-President (as and if determined by the Board of Directors), one or more Vice-Presidents (as and if determined by the Board of Directors), a Secretary, a Treasurer, one or more Assistant Secretaries (if so determined by the Board of Directors), and one or more Assistant Treasurers (if so determined by the Board of Directors). One person may hold two or more offices.

Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders. Each officer shall serve a one year term or until a successor has been elected and qualified.

Section 3. Removal or Vacancy. The Board of Directors shall have the power to remove an officer or agent of the corporation with or without cause. Any officer may resign by written notice to the Corporation effective upon receipt or upon the subsequent date specified in the notice. Any vacancy that occurs for any reason may be filled by the Board of Directors.

Section 4. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board in which case the Chairman, if present, shall preside. He or she may sign, with the Secretary, the Chairman, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. Executive Vice-President. In the absence of the President or in event of his or her death, inability or refusal to act, the Executive Vice-President, if any has been appointed, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice-President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 6. Vice-President. The Vice-President shall perform such duties as from time to time may be assigned to him or her by the President, the Executive Vice-President, or the Board of Directors.

Section 7. Secretary. The Secretary shall:

(a) Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose.

(b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law.

(c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized.

(d) Keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder.

(e) Sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors.

(f) Have general charge of the stock transfer books of the Corporation.

(g) In general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President, the Executive Vice-President, or by the Board of Directors.

Section 8. Treasurer. The Treasurer shall:

(a) Have charge and custody of and be responsible for all funds and securities of the Corporation.

(b) Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these Bylaws.

(c) In general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, Executive Vice-President, or by the Board of Directors.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors shall determine.

Section 9. Other Officers. The Board of Directors may by resolution establish and elect or appoint such other officers as it may deem necessary.

Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE IV
CORPORATE SEAL

The corporation shall have a corporate seal, which shall be affixed to all deeds, mortgages, and other instruments affecting or relating to real estate. All instruments that are executed on behalf of the corporation which are acknowledged and which affect an interest in real estate shall be executed by the President or the Executive Vice-President or any Vice-President and by the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer. All other instruments executed by the corporation, including a release of mortgage or lien, may be executed by the President, the Executive Vice-President or any Vice-President. Notwithstanding the preceding provisions of this Article, any written instrument may be executed by any officer(s) or agent(s) that are specifically authorized to execute such written instrument by resolution of the Board of Directors.

ARTICLE V
AMENDMENT TO BYLAWS

The bylaws may be amended, altered, or repealed by the Board of Directors.

ARTICLE VI
INDEMNIFICATION

The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him or her in connection with any proceeding to which he or she may be made a party or in which he or she may become involved (or any settlement thereof), by reason of;

- being or having been a director, officer, employee or agent of the Corporation, or

- serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise,

whether or not he or she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article VI.

ARTICLE VII
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors, the President, Executive Vice-President, or Treasurer may select.

Section 5. Loans to Related Entities. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any subsidiary or related entity whenever, in the judgment of the Board of Directors, such loan, guarantee or other assistance may reasonably be expected to benefit the Corporation. The loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve (including, without limitation, a pledge of shares of the Corporation) and may be made upon such other terms and conditions as the Board of Directors may approve.

Certification

I certify that the foregoing is a true and correct copy of the bylaws of the above-named corporation, duly adopted by the initial Board of Directors effective on December _______, 2006.

____
Joseph J. Funicelli, Secretary

(Affix Corporate Seal)